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March 4, 2008
Board of Directors
Ciena Corporation
1201 Winterson Road
Linthicum, MD 21090
Ladies and Gentlemen:
     We are acting as counsel to Ciena Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission, relating to the proposed public offering of up to 2,465,391 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Agreement and Plan of Merger, dated as of January 22, 2008 (the “Merger Agreement”), between the Company, Wolverine Acquisition Subsidiary, Inc. (“Merger Sub”), World Wide Packets, Inc. (“WWP”), and Daniel Reiner, as Stockholders’ Representative. The Merger Agreement provides for the merger of Merger Sub with and into WWP and related transactions (the “Merger”). All of the Shares are contemplated to be sold by the selling stockholders named in the prospectus which forms a part of the Registration Statement on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Shares were issued to the selling stockholders in the Merger. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	An executed copy of the Merger Agreement.

3.	The Third Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on February 27, 2008 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

Board of Directors
Ciena Corporation
March 4, 2008

4.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

5.	Certain resolutions of the Board of Directors of the Company adopted at a meeting of the Board of Directors on January 21, 2008, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the authorization of the Merger Agreement, the issuance of the Shares, the filing of the Registration Statement, and arrangements in connection therewith.

6.	The Certificate of Merger filed with the Secretary of State of the State of Delaware on March 3, 2008, in connection with the Merger.

7.	A certificate of an officer of the Company, dated as of the date hereof, as to certain facts relating to the Company.
     In our examination of the aforesaid Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus

Board of Directors
Ciena Corporation
March 4, 2008

constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.
Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.